Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of Northern
Lights Fund Trust III
and the Shareholders of Taylor Xplor
Managed Futures Strategy Fund

In planning and performing our audit of
the consolidated financial statements of
Taylor Xplor Managed Futures Strategy
Fund (the Fund), a separate series of
the Northern Lights Fund Trust III as of
June 30, 2013 and for the period from
September 28, 2012 (commencement of
operations) through June 30, 2013, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).
A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Fund's internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2013.

This report is intended solely for the
information and use of management and
the Board of Trustees of Taylor Xplor
Managed Futures Strategy Fund, a
separate series of the Northern Lights
Fund Trust III and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

/s/ McGladrey LLP

Denver, Colorado
August 29, 2013